UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017 (May 25, 2017)

BANCFIRST CORPORATION

(Exact name of registrant as specified in its charter)

OKLAHOMA	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Broadway, Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(405) 270-1086

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 31, 2017, the Company filed an amendment to its amended and restated certificate of incorporation (the “Amendment”) with the Secretary of State of the State of Oklahoma to increase its authorized shares of common stock to 40,000,000 shares. The Company’s stockholders approved the Amendment at the annual stockholders meeting on May 25, 2017.

A copy of the Amendment is furnished herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 31, 2017, BancFirst Corporation issued a press release announcing that on May 25, 2017 its Board of Directors approved a two-for-one split of the Company’s outstanding shares of common stock effected as a stock dividend. The record date for shareholders entitled to receive additional shares is July 17, 2017 for distribution on or about July 31, 2017. Stockholders will receive one additional share for each share held on that date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
3.1	Certificate Of Amendment
99.1	Press Release, dated May 31, 2017, issued by BancFirst Corporation titled “BancFirst Corporation announces two-for-one split.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCFIRST CORPORATION
(Registrant)

Date: May 31, 2017	/s/Kevin Lawrence
Kevin Lawrence
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)